Exhibit 99.2

                news release
                   CONTACT:
                   Patrick C. Lee
                   (859) 392-3444
                                                    patrick.lee@omnicare.com

OMNICARE NAMES JOHN G. FIGUEROA CHIEF EXECUTIVE OFFICER

COVINGTON, Ky., December 8, 2010 ― Omnicare, Inc. (NYSE:OCR), a leading provider of pharmaceutical care for the elderly, today announced that John G. Figueroa has been named Chief Executive Officer, effective January 1, 2011.  He also will serve as a member of Omnicare's Board of Directors.

Mr. Figueroa, who most recently served as President of the U.S. Pharmaceutical Group at McKesson Corporation, will replace James D. Shelton, who has served as Omnicare's Interim President and Chief Executive Officer since August 2010.  Mr. Shelton will remain with Omnicare as a member of its Board of Directors and assist Mr. Figueroa during the transition period.

“We are delighted to welcome John as Omnicare's new Chief Executive Officer," said Mr. Shelton.  "John has strong operational expertise, a broad knowledge of the industry and a deep understanding of the opportunities and challenges that Omnicare faces.  He is a respected and proven leader and we are confident that he will help us reach our goals."

"Omnicare is an industry leader with unparalleled capabilities and resources," said Mr. Figueroa.  "I am excited to serve as Omnicare’s new CEO as we embark on the next chapter of growth.  Having worked closely with Omnicare as a business partner during my tenure at McKesson I know what an outstanding organization it is and how much potential it has.  I look forward to working with the company's Board, management team and employees to ensure that Omnicare continues to provide the highest quality services to the nation’s frail elderly while also cultivating the attractive opportunity in specialty care."

"The Board conducted a thorough and comprehensive search and unanimously concluded that John is the right person to lead Omnicare’s next chapter of growth," said Mr. Shelton.  “It has been a privilege for me to lead the organization as Interim President and CEO of Omnicare over the past few months and I look forward to helping John during the transition.  We have made significant progress on our goals of becoming a more customer-focused organization."

John has worked in the healthcare industry for more than 20 years.  In his current role at McKesson, he oversees more than 7,000 people and a $90 billion business.  Prior to that, he held a number of different positions at McKesson, including President of National Account Sales and Packaging and Senior Vice President of the Southwest Region.  John has also held several executive positions during his seven-year career at Baxter Healthcare Corporation in Deerfield, Illinois and has served as an Officer in the United States Army.

Mr. Figueroa has dual bachelor's degrees from the University of California in Los Angeles, California and an MBA from Pepperdine University in Malibu, California.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare's pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 32 countries worldwide.

For more information on Omnicare, visit www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to:  overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events

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Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax